United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265
Not Applicable Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

On April 23, 2012, S&T Bancorp, Inc. announced by press release its earnings for the three months ended March 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the proposed transaction between S&T and Gateway, S&T will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a prospectus of S&T that will also constitute a proxy statement of Gateway. S&T and Gateway also plan to file with the SEC other relevant documents in connection with the proposed merger. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC’s website at www.sec.gov. The materials may also be obtained for free by directing a written request to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, PA 15701, Attention: Corporate Secretary, or to Gateway Bank of Pennsylvania,3402 Washington Road, McMurray, PA 15317 , Attention: William J. Burt. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

(99.1) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

April 23, 2012	/s/ Mark Kochvar

Mark Kochvar Senior Executive Vice President, Chief Financial Officer

Exhibit Index

Number	Description	Method of Filing

99.1	Press Release	Filed herewith